                                                                    Exhibit 11.0


                           ARTHUR J. GALLAGHER & CO.

      COMPUTATION OF NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                  (UNAUDITED)


                                                                                Three-month period       Nine-month period
                                                                                ended September 30,     ended September 30,
                                                                                 1997        1996        1997        1996
                                                                                -------     -------     -------     -------
                                                                                  (In thousands, except per share data)
Net earnings                                                                    $18,565     $17,685     $40,595     $33,220
Adjustments to net earnings for computation related to the 20% limitation
  on the buyback of common shares using the treasury stock method                   182         294         760         591
                                                                                -------     -------     -------     -------
Net earnings applicable to computation                                          $18,747     $17,979     $41,355     $33,811
                                                                                =======     =======     =======     =======
Average common shares outstanding                                                16,434      16,303      16,425      16,455
Dilutive effect of stock options using the treasury stock method                  1,306       1,635       1,455       1,408
                                                                                -------     -------     -------     -------
Weighted average number of common and common equivalent shares outstanding       17,740      17,938      17,880      17,863
                                                                                =======     =======     =======     =======
Net earnings per common and common equivalent share                             $  1.06     $  1.00     $  2.31     $  1.89
